SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                        CARDIOVASCULAR DIAGNOSTICS, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                       CARDIOVASCULAR DIAGNOSTICS, INC.
                             5301 Departure Drive
                         Raleigh, North Carolina 27616



                   ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 7, 1998
                   ----------------------------------------
TO THE SHAREHOLDERS OF
CARDIOVASCULAR DIAGNOSTICS, INC.

     The Annual Meeting of Shareholders of Cardiovascular Diagnostics, Inc. (the "Company") will be held at the Carolina Country Club, 2500 Glenwood Avenue, Raleigh, North Carolina, on Thursday, May 7, 1998, at 10:30 a.m. for the following purposes:

   1. To elect a board of directors;

   2. To ratify the appointment of Coopers & Lybrand L.L.P. as the independent auditors of the Company for the year ending December 31, 1998; and

   3. To act upon such other matters as may properly come before the meeting or any adjournment thereof.

The foregoing items are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on March 31, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof. All such shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person, even if such shareholder returned a proxy.

     The Company's Proxy Statement and proxy is submitted herewith along with the Company's Annual Report for the year ended December 31, 1997.


                      IMPORTANT -- YOUR PROXY IS ENCLOSED

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, SHAREHOLDERS ARE URGED TO EXECUTE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

                                        By Order of the Board of Directors


                                        /s/ John P. Funkhouser
                                        JOHN P. FUNKHOUSER,
                                        President and Chief Executive Officer

Raleigh, North Carolina
April 9, 1998

                       CARDIOVASCULAR DIAGNOSTICS, INC.
                             5301 Departure Drive
                         Raleigh, North Carolina 27616


                                ---------------
                                PROXY STATEMENT
                               ---------------
                        ANNUAL MEETING OF SHAREHOLDERS
                                  May 7, 1998


                INFORMATION CONCERNING SOLICITATION AND VOTING

     The enclosed proxy is solicited by the Board of Directors of Cardiovascular Diagnostics, Inc., a North Carolina corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at the Carolina Country Club, 2500 Glenwood Avenue, Raleigh, North Carolina, at 10:30 a.m. on Thursday, May 7, 1998, and any adjournments thereof (the "Meeting"). The cost of soliciting proxies will be borne by the Company. In addition to solicitation of proxies by mail, employees of the Company, without extra remuneration, may solicit proxies personally or by telephone. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto. The mailing address of the principal executive offices of the Company is 5301 Departure Drive, Raleigh, North Carolina 27616. Copies of this Proxy Statement and accompanying proxy card were mailed to shareholders on or about April 9, 1998.


Revocability of Proxies

     Any shareholder giving a proxy has the power to revoke it at any time before it is voted by giving a later proxy or written notice to the Company (Attention: Paul Storey, Secretary), or by attending the Meeting and voting in person.


Voting

     When the enclosed proxy is properly executed and returned (and not subsequently properly revoked), the shares it represents will be voted in accordance with the directions indicated thereon, or, if no direction is indicated thereon, it will be voted: (i) FOR the election of the nominees for director identified below; (ii) FOR ratification of the appointment of Coopers & Lybrand L.L.P., Raleigh, North Carolina, as independent auditors of the Company for the year ending December 31, 1998; and (iii) in the discretion of the proxies with respect to any other matters properly brought before the shareholders at the Meeting.

     Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting. Abstentions will be counted in tabulations of votes cast on proposals presented at the Meeting, and, consequently, an abstention will have the effect of a vote against the proposal to which it relates. Broker non-votes will not be counted in tabulation of votes cast on proposals presented at the Meeting. While there is no definitive statutory or case law authority in North Carolina with regard to these matters, the Company believes that its intended treatment of abstentions and broker non-votes at the Meeting is appropriate.


Record Date

     Only the holders of record of the Company's Common Stock at the close of business on the record date, March 31, 1998 (the "Record Date"), are entitled to notice of and to vote at the Meeting. On the Record Date, 6,793,079 shares of Common Stock were outstanding. Shareholders will be entitled to one vote for each share of Common Stock held on the Record Date.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

Nominees

     The Company's Bylaws provide that the number of directors constituting the Board of Directors shall be no less than one. The number of directors currently authorized is six, but the number authorized to be elected at the Meeting is five. Therefore, that number of directors are to be elected to serve for one year, until the election and qualification of their successors, and it is intended that proxies, not limited to the contrary, will be voted FOR all of the nominees named below. If any nominee is unable or declines to serve as a director at the time of the Meeting, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitute proposed by the Board of Directors. It is not anticipated that any nominee listed below will be unable or will decline to serve as a director. None of the nominees is related by blood, marriage or adoption to any other nominee or any executive officer of the Company.




Name of Nominee                         Age   Director Since
-------------------------------------- ----- ---------------
        John P. Funkhouser ...........  44        1993
        William A. Hawkins ...........  44        1995
        John K. Pirotte ..............  48        1996
        Stephen R. Puckett ...........  45        1996
        Philip R. Tracy ..............  56        1996

        Other Current Director
---------------------------------------
        Dennis J. Dougherty ..........  50        1986

     JOHN P. FUNKHOUSER was elected President, Chief Executive Officer and a director of the Company in October 1993 upon the Company's acquisition of Coeur Laboratories, Inc., which manufactures and sells disposable power injection syringes for cardiology and radiology procedures, as well as custom angiographic procedure kit manifolds ("Coeur"). Since February 1992, Mr. Funkhouser has also served as President and Chief Executive Officer of Coeur. Before his employment with Coeur, Mr. Funkhouser was a General Partner with Hillcrest Group, a venture capital firm, and worked for over nine years in managing venture capital portfolio companies. Mr. Funkhouser holds a B.A. from Princeton University and an M.B.A. from the University of Virginia.

     WILLIAM A. HAWKINS was elected a director of the Company in January 1995. Since April 1997, Mr. Hawkins has been Vice President of American Home Products Corporation, a pharmaceutical company. From October 1995 until he joined American Home Products, Mr. Hawkins was President of Ethicon Endo-Surgery, Inc., a medical device company that is a subsidiary of Johnson & Johnson. From January 1995 to October 1995, Mr. Hawkins served as Vice President in charge of U.S. operations of Guidant Corporation and President of Devices for Vascular Intervention, a medical device company and a subsidiary of Guidant. Prior to joining Guidant, Mr. Hawkins held several positions with IVAC Corporation, most recently serving as President and Chief Executive Officer from 1991 until 1995. Mr. Hawkins holds a B.S. in Engineering and Biomedical Engineering from Duke University and an M.B.A. from the University of Virginia.

     JOHN K. PIROTTE has been Chairman and Chief Executive Officer of CORPEX Technologies Incorporated, a privately held company that develops and markets surface active chemical technology, since 1990. In addition, Mr. Pirotte has operated a private investment company, was Chief Financial Officer from 1979 to 1981 and Chairman and Chief Executive Officer from 1981 until 1988 of The Aviation Group, Inc., and served as a manager of Acquisition Advisory Services for an international public accounting firm. He is a founding director of North Carolina Enterprise Corp., a venture capital fund. Mr. Pirotte holds a B.A. from Princeton University and an M.S. from New York University Graduate School of Business Administration.

     STEPHEN R. PUCKETT has served as Chairman of the Board of Directors and President of MedCath Incorporated, a publicly held provider of cardiology and cardiovascular services that he founded in 1988. He has also served as Executive Vice President and Chief Operating Officer of the Charlotte Mecklenburg Hospital Authority. Mr. Puckett holds a B.S. and an M.S. in Health Management from the University of Alabama.

     PHILIP R. TRACY was President and CEO of Burroughs Wellcome Co., the United States subsidiary of Wellcome plc, a global pharmaceutical company, from 1989 until the acquisition of Wellcome by Glaxo plc in 1995. Prior to 1989, he served in various legal capacities with Burroughs Wellcome, including Vice President and General Counsel. He has served on the boards of Wellcome Plc, the Pharmaceutical Research and Manufacturers of America, and the Non-Prescription Drug Manufacturers Association. He is currently Of Counsel to the law firm of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. and serves on the Board of SunPharm Corporation, a development stage pharmaceutical company. Mr. Tracy holds a

B.A. from the University of Nebraska and an L.L.B. from George Washington University School of Law, and has attended the Senior Executive Program at Stanford University.

     DENNIS J. DOUGHERTY was elected a director and Chairman of the Company in 1986. Mr. Dougherty has been a General Partner of Intersouth Partners, a North Carolina-based venture capital firm, since 1985. Mr. Dougherty also serves as a director of a number of private companies. Mr. Dougherty holds a B.A. in Marketing from Oklahoma City University.


Information Concerning the Board of Directors and Its Committees

     The business of the Company is under the general management of the Board of Directors as provided by the laws of North Carolina and the Bylaws of the Company. During the year ended December 31, 1997, the Board of Directors held four formal meetings, excluding actions that were taken by unanimous written consent during the year. Each member of the Board attended at least 75% of the 1997 meetings of the Board of Directors and Board committees of which he was a member, except for Mr. Hawkins who attended 50% of the meetings.

     The Board of Directors has established an Audit Committee and a Compensation Committee. The Board has no Nominating Committee. The Audit Committee currently consists of Messrs. Dougherty and Pirotte. The Audit Committee held two meetings during 1997. The Audit Committee makes recommendations to the Board of Directors concerning its review of the Company's internal controls and accounting system and its review of the annual audit, and regarding the selection of independent auditors. The Compensation Committee currently consists of Messrs. Dougherty, Pirotte and Puckett. The Compensation Committee recommends employee salaries and incentive compensation to the Board of Directors and administers the Company's stock option plans. During 1997, the Compensation Committee held three meetings, excluding actions that were taken by unanimous written consent during the year.


Vote Required

     The nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted at the Meeting shall be elected as directors of the Company.

     The Board of Directors has unanimously approved and recommends that shareholders vote "FOR" the election of the nominees listed above.


      PROPOSAL NO. 2 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has appointed the firm Coopers & Lybrand L.L.P., Raleigh, North Carolina ("Coopers"), to serve as the independent auditors of the Company for the year ending December 31, 1998, and recommends that the shareholders ratify such action. If the appointment of Coopers is not ratified by the shareholders, the Board of Directors will reconsider its selection. Coopers has audited the accounts of the Company since 1994 and has advised the Company that it does not have, and has not had, any direct or indirect financial interest in the Company or its subsidiaries in any capacity other than that of serving as independent auditors. Representatives of Coopers are expected to attend the Meeting. They will have an opportunity to make a statement, if they desire to do so, and will also be available to respond to appropriate questions.

     The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented and voting on this proposal at the Meeting shall constitute ratification of the appointment of Coopers.

     The Board of Directors has unanimously approved and recommends a vote "FOR" the ratification of the appointment of Coopers as independent auditors for the year ending December 31, 1998.

                               OTHER INFORMATION
Principal Shareholders

     The following table sets forth certain information regarding the ownership of shares of the Company's Common Stock as of the Record Date by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each current director of the Company, (iii) each of the Company's President and four most highly compensated executive officers other than the President whose cash compensation for the year ended December 31, 1997 exceeded $100,000 (collectively, the "Named Executive Officers"), and
(iv) all current directors and executive officers of the Company as a group. Except as indicated in footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock indicated. Share ownership in each case includes shares issuable upon exercise of outstanding options that may be exercised within 60 days after the Record Date for purposes of computing the percentage of Common Stock owned by such person but not for purposes of computing the percentage owned by any other person.

                                                      Shares
                                                   Beneficially    Percentage
Name                                                   Owned       Owned (1)
------------------------------------------------ ---------------- -----------
    Davenport & Co. ............................      426,035(2)       6.3%
    901 E. Cary Street, Suite 1100
    Richmond, Virginia 23219
    The Capital Group Companies, Inc. ..........      412,500(3)       6.1
    333 South Hope Street
    Los Angeles, California 90071
    John P. Funkhouser .........................      267,087(4)       3.8
    Dennis J. Dougherty ........................      139,071(5)       2.0
    Jonathon M. Lawrie, Ph.D. ..................       84,476          1.2
    Michael D. Riddle ..........................       41,241(4)         *
    Wayne J. Scroggins .........................       16,300            *
    Donald E. Mahan, Ph.D. .....................       13,950(6)         *
    William A. Hawkins .........................        3,899(4)         *
    Stephen R. Puckett .........................        3,000(7)         *
    John K. Pirotte ............................        2,000(4)         *
    Philip R. Tracy ............................        2,000(4)         *
    All current executive officers and directors
      as a group (11 persons) ..................      472,248(8)       6.6

---------
* Less than one percent.

(1) As of the Record Date, the Company had 6,793,079 shares of Common Stock outstanding.

(2) As reported in the Schedule 13G dated January 23, 1998 filed with the Securities and Exchange Commission by Davenport & Company LLC, consists of shares held by individuals who are customers, or representatives (or members of a representatives' immediate family), of Davenport & Company LLC, which disclaims beneficial ownership.

(3) As reported in the Amendment No. 1 to Schedule 13G dated February 10, 1998 filed with Securities and Exchange Commission by The Capital Group Companies, Inc. ("Capital Group"), these shares are held by SMALLCAP World Fund, Inc., an investment company ("SMALLCAP"), and may be deemed to be beneficially owned by SMALLCAP's investment adviser, Capital Research and Management Company, and by the latter's parent, Capital Group, which disclaims beneficial ownership.

(4) Consists solely of shares underlying options.

(5) Includes 2,000 shares underlying options and 23,591 shares held by Mr. Dougherty's wife. Also includes 78,530 shares held by venture capital partnerships which Mr. Dougherty controls within the meaning of the Securities Act of 1933, as amended.

(6) Includes 13,750 shares underlying options.

(7) Includes 2,000 shares underlying options.

(8) Includes shares referenced in footnotes (4) through (7).

Compensation of Executive Officers

     Summary Compensation.

     The following table reflects all cash and noncash compensation paid by the Company to the Named Executive Officers for their services in all capacities during the years ended December 31, 1997, 1996 and 1995:

                                                                      Long-Term
                                                                     Compensation
                                                                        Awards
                                           Annual Compensation      -------------
                                                                       Options/       All Other
Name and Principal Position             Year     Salary     Bonus        SARs        Compensation
-------------------------------------- ------ ----------- --------- ------------- -----------------
John P. Funkhouser                     1997    $185,000    $    --      30,000       $   37,900(1)
  President, Chief Executive Officer   1996     185,000         --          --               --
                                       1995     150,000     40,000      56,648               --
Michael D. Riddle                      1997     125,000     10,000       5,000               --
  Vice President,                      1996     125,000         --          --               --
  Sales and Marketing                  1995     125,000      5,000      51,499               --
Wayne Scroggins (2)                    1997     117,000         --      25,000               --
  Chief Operating Officer              1996      92,000         --      50,000               --
Jonathon M. Lawrie, Ph.D. (3)          1997     108,000         --          --           14,100(4)
  Managing Director, Europe            1996     130,000         --          --           19,900(5)
  and Chief Scientific Officer         1995     130,000     10,000      27,631           29,100(6)
Donald E. Mahan, Ph.D.                 1997     114,000         --      30,000               --
  Vice-President,
  Research & Development

---------
(1) Consists of club initiation fees.

(2) Mr. Scroggins' employment by the Company terminated in June 1997.

(3) Dr. Lawrie's employment by the Company terminated in October 1997.

(4) Consists of foreign living allowance of $6,400 and moving expenses of $7,700.

(5) Consists of foreign living allowance of $17,900 and family travel allowance of $2,000.

(6) Consists of foreign living allowance.


     Option Grants, Exercises and Holdings and Fiscal Year-End Option Values.

     The following table summarizes all option grants during the year ended December 31, 1997 to the Named Executive Officers.


               Option Grants During Year Ended December 31, 1997



                                                                                   Potential Realizable
                                                                                         Value at
                                                                                  Assumed Annual Rates of
                                Number of     % of Total                               Stock Price
                                  Shares        Options     Exercise                 Appreciation for
                                Underlying    Granted to    or Base                  Option Term (2)
                                 Options       Employees   Price Per   Expiration ----------------------
Name                             Granted        in 1997    Share (1)      Date        5%         10%
---------------------------- --------------- ------------ ----------- ----------- ---------- -----------
John Funkhouser ............      30,000(3)       9.3%      $ 5.00      Dec.-07    $94,300    $239,100
Michael D. Riddle ..........       5,000(4)       1.5%      $ 3.75      Jan.-07     11,800      29,900
Wayne J. Scroggins .........      25,000(4)       7.7%      $ 3.75      Jan.-07     59,000     149,400
Donald E. Mahan, Ph.D. .....      25,000(4)       7.7%      $ 3.75      Jan.-07     59,000     149,400
                                   5,000(3)       1.5%      $ 5.00      Dec.-07     15,700      39,800

---------
(1) The exercise price may be paid in cash, in shares of Common Stock with a market value as of the date of exercise equal to the option price or a combination of cash and shares of Common Stock.

(2) The compounding assumes a 10-year exercise period for all option grants. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

(3) This grant was made in December 1997 and becomes exercisable over four years from the date of grant, based on continued employment with the Company. To the extent not already exercisable, the options become fully vested by their terms upon the consummation of a merger in which the Company is not the surviving corporation, a transfer of all of the Company's stock, a sale of substantially all of the Company's assets or a dissolution or liquidation of the Company, unless the successor corporation assumes the outstanding options or substitutes substantially equivalent options.

(4) This grant was made in January 1997 and becomes exercisable over four years from the date of grant, based on continued employment with the Company. To the extent not already exercisable, the options become fully vested by their terms upon the consummation of a merger in which the Company is not the surviving corporation, a transfer of all of the Company's stock, a sale of substantially all of the Company's assets or a dissolution or liquidation of the Company, unless the successor corporation assumes the outstanding options or substitutes substantially equivalent options.

     The following table sets forth information concerning all option exercises during the year ended December 31, 1997 and option holdings as of December 31, 1997, by the Named Executive Officers.


                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values


                                                                                                       Value of Unexercised
                                                             Number of Unexercised Options at        In-the-Money Options at
                                    Shares                           December 31, 1997                December 31, 1997 (1)
                                 Acquired on      Value     ----------------------------------- ----------------------------------
Name                               Exercise    Realized(2)   Exercisable(3)   Unexercisable(3)   Exercisable(3)   Unexercisable(3)
------------------------------- ------------- ------------- ---------------- ------------------ ---------------- -----------------
John F. Funkhouser ............         --            --        267,086            58,324          $1,820,600         $ 89,100
Michael D. Riddle .............         --            --         35,244            21,257             229,000          113,400
Wayne J. Scroggins ............     12,500        54,688             --                --                  --               --
Jonathon M. Lawrie, Ph.D. .....      6,909        11,227             --                --                  --               --
Donald E. Mahan, Ph.D. ........         --            --          7,500            37,500              26,250          147,500

---------
(1) Calculated by subtracting the exercise price from $8.00, the closing price of the Company's Common Stock as reported by the Nasdaq National Market on December 31, 1997, the last business day of the fiscal year ended December 31, 1997, and multiplying the difference by the number of shares underlying each option.

(2) Market value of the underlying Common Stock as of the date of exercise, minus the exercise price.

(3) The first number represents the number or value (as called for by the appropriate column) of exercisable options; the second number represents the number or value (as appropriate) of unexercisable options.



Compensation of Directors

     Each of the Company's non-employee directors receives $2,500 per year, $1,000 per Board meeting and annual Company strategy meeting, and $500 per Committee meeting, that he or she attends. In addition, each non-employee director receives a fully vested option to purchase 1,000 shares of Common Stock upon election or re-election to the Board. All directors are reimbursed by the Company for expenses incurred to attend Board meetings.


Report of the Compensation Committee on Executive Compensation

     The Compensation Committee of the Board of Directors (the "Committee"), consisting entirely of non-employee directors, approves all policies under which compensation is paid or awarded to the Company's executive officers. The Committee is currently composed of Messrs. Dougherty, Pirotte and Puckett. The Committee also administers the Company's stock plans.

     Neither the material in this report nor the performance graph included in this proxy statement under the heading " -- Performance Graph" (the "Performance Graph") is soliciting material, is or will be deemed filed with the Securities and Exchange Commission or is or will be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

     Compensation Philosophy. The Company's executive compensation program has three objectives: (1) to align the interests of the executive officers with the interests of the Company's shareholders by basing a significant portion of an executive's compensation on the Company's performance; (2) to attract and retain highly talented and productive executives; and (3) to provide incentives for superior performance by the Company's executives. To achieve these objectives, the Committee has crafted a program that consists of base salary, short-term incentive compensation in the form of cash bonuses and long-term incentive compensation in the form of stock and stock options. These compensation elements are in addition to the general benefits programs which are offered to all of the Company's employees.

     Each year, the Committee reviews the Company's executive compensation program. In its review, the Committee uses compensation survey data prepared by Coopers to study the compensation packages for executives of companies at a comparable stage of development and in the Company's geographic area. The Committee assesses the competitiveness of the Company's executive compensation program and reviews the Company's financial and operational performance for the previous fiscal year. The Committee also gauges the success of the compensation program in achieving its objectives in the previous year and considers the Company's overall performance objectives. For compensation paid to the Chief Executive Officer and other Named Executive Officers in 1997, no reference was made to the data for comparable companies included in the Performance Graph.

     Each element of the Company's executive compensation program is discussed below.

     Base Salaries. The Committee annually reviews the base salaries of the Company's executive officers. The base salaries for the Company's executive officers for fiscal 1997 were established by the Committee at the beginning of that fiscal year. In addition to considering the factors listed in the foregoing section that support the Company's executive compensation program generally, the Committee reviews the responsibilities of the specific executive position and the experience and knowledge of the individual in that position. The Committee also measures individual performance based upon a number of factors, including a measurement of the Company's historic and recent financial and operational performance and the individual's contribution to that performance, the individual's performance on non-financial goals and other contributions of the individual to the Company's success, and gives each of these factors relatively equal weight without confining its analysis to a rigorous formula. As is typical of most corporations, the actual payment of base salary is not conditioned upon the achievement of any predetermined performance targets.

     Incentive Compensation. Cash bonuses established for executive officers are intended to motivate the individual to work hard to achieve the Company's financial and operational performance goals or to otherwise incent the individual to aim for a high level of achievement on behalf of the Company in the coming year. Because it had been in the early stages of development, the Company did not pay cash bonuses prior to fiscal 1995. In 1997, the Company paid a cash bonus of $10,000 to Mr. Riddle. This bonus was paid based on achievement of certain of the strategic goals established early in the year, primarily those related to the Company's marketing strategy.

     Long-Term Incentive Compensation. The Company's long-term incentive compensation plan for its executive officers is based upon the Company's stock plans. The Company believes that placing a portion of its executives' total compensation in the form of stock or stock options achieves three objectives. It aligns the interest of the Company's executives directly with those of the Company's shareholders, gives executives a significant long-term interest in the Company's success and helps the Company retain key executives. Options generally vest over four years based on continued employment. In determining the number of options to grant an executive, the Board primarily considered the executive's past performance and the degree to which an incentive for long-term performance would benefit the Company, as well as the number of shares and options already held by the executive officer. It is the Committee's policy to grant options at fair market value unless particular circumstances warrant otherwise.

     Benefits. The Company believes that it must offer a competitive benefits program to attract and retain key executives. During fiscal 1997, the Company provided the same medical and other benefits to its executive officers that are generally available to its other employees.

     Compensation of the Chief Executive Officer. The Chief Executive Officer's compensation is based on the same elements and measures of performance as is the compensation for the Company's other executive officers. The Committee approved a base salary for Mr. Funkhouser for fiscal 1997 of $185,000 based on the same factors as were considered in determining the base salaries of the other executive officers.

     Section 162(m) of the Code. It is the responsibility of the Committee to address the issues raised by Section 162(m) of the Code. Revisions to this Section made certain non-performance based compensation in excess of $1,000,000 to executives of public companies non-deductible to the companies beginning in 1994. The Committee has reviewed these issues and has determined that it is not necessary for the Company to take any action at this time with regard to these issues.

          Submitted by: THE COMPENSATION COMMITTEE
                            Dennis J. Dougherty
                            John K. Pirotte
                            Stephen R. Puckett

Compensation Committee Interlocks and Insider Participation

     The members of the Compensation Committee are currently Messrs. Dougherty, Pirotte and Puckett. Messrs. Dougherty, Pirotte and Puckett were not at any time during the fiscal year ended December 31, 1997 or at any other time an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                   Comparison of Cumulative Total Return (1)

[LINE GRAPH APPEARS BELOW WITH THE FOLLOWING INFORMATION:]

                        12/95   3/96    6/96    9/96    12/96   3/97    6/97    9/97    12/97
                                                    (Dollars)
NASDAQ                 100.00  104.66  113.21  117.23  122.99  116.32  137.65  160.94  150.83
Peer Group - Non-Fin   100.00  105.04  114.29  117.18  121.52  113.34  134.33  157.37  142.60
Peer Group - Pharma    100.00  104.04  101.05  103.38  100.29   95.24  102.82  115.38  103.64
CVDI                   100.00  104.55   77.27   61.36   35.28   45.45   68.18   81.82   72.73

---------
(1) Assumes $100 invested on December 11, 1995 (the effective date of the Company's initial public offering) in each of the Company's Common Stock, the Nasdaq CRSP Total Market Return Index, the Nasdaq Non-Financial Stocks Total Return Index (the "Non-Financial Index") and the Nasdaq Pharmaceutical Stocks Total Return Index (the "Pharmaceutical Index"). The Company has previously used the Non-Financial Index as its published industry or line-of-business index for comparison purposes. The Company intends to use the Pharmaceutical Index for such purposes in the future, because the Non-Financial Index includes companies in industries that are unrelated to the Company's business. Total return assumes reinvestment of dividends.



Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock (collectively, "Insiders"), to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Insiders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

     To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1997, all Section 16(a) reports were filed on a timely basis, except for late filing of the Form 3 for Donald E. Mahan, Ph.D. and of the Form 5 for John P. Funkhouser.


Deadline for Receipt of Shareholder Proposals

     Shareholders having proposals that they desire to present at next year's annual meeting of shareholders of the Company should, if they desire that such proposals be included in the Company's Proxy Statement relating to such meeting, submit such proposals in time to be received by the Company at its principal executive office in Raleigh, North Carolina, not later than December 10, 1998. To be so included, all such submissions must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act and the Board of Directors directs the close attention of interested shareholders to that Rule. Proposals may be mailed to Secretary, Cardiovascular Diagnostics, Inc., 5301 Departure Drive, Raleigh, North Carolina 27616.

                                 OTHER MATTERS

     The Board of Directors knows of no other business to be brought before the Meeting, but it is intended that, as to any such other business, the shares will be voted pursuant to the proxy in accordance with the best judgment of the person or persons acting thereunder.


                                             By Order of the Board of Directors


                                             /s/ John P. Funkhouser
                                             JOHN P. FUNKHOUSER,
                                             President and Chief Executive
                                             Officer

********************************************************************************
                                    APPENDIX

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. PROXY
                       CARDIOVASCULAR DIAGNOSTICS, INC.
                             5301 Departure Drive
                         Raleigh, North Carolina 27616

                   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                  May 7, 1998

     The undersigned hereby appoints John P. Funkhouser and Paul Storey, and each of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Cardiovascular Diagnostics, Inc., a North Carolina corporation (the "Company"), held of record by the undersigned on March 31, 1998, at the Annual Meeting of Shareholders to be held at the Carolina Country Club, 2500 Glenwood Avenue, Raleigh, North Carolina, on Thursday, May 7, 1998, at 10:30 a.m., or at any adjournment(s) thereof. The following proposals to be brought before the meeting are more specifically described in the accompanying Proxy Statement.

  (1) Election of Directors:

    [ ] FOR ALL NOMINEES LISTED BELOW    [ ] WITHHOLD AUTHORITY TO VOTE FOR ALL
       (except as marked to the contrary)    NOMINEES LISTED BELOW

  INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.

  John P. Funkhouser             William A. Hawkins              John K. Pirotte
                Stephen R. Puckett                  Philip R. Tracy

    [ ] VOTE FOR                     [ ] VOTE AGAINST           [ ] ABSTAIN

(2) To ratify the selection of Coopers & Lybrand L.L.P. as auditors of the Company for the fiscal year ending December 31, 1998.

    [ ] VOTE FOR                     [ ] VOTE AGAINST           [ ] ABSTAIN


                                     (over)

(3) In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

    [ ] GRANT AUTHORITY              [ ] WITHHOLD AUTHORITY


THIS PROXY, WHEN PROPERLY EXECUTED, WILL
BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED SHAREHOLDER. IF NO
DIRECTION IS MADE, THIS PROXY WILL BE
VOTED FOR MANAGEMENT'S NOMINEES FOR
DIRECTOR LISTED ABOVE, FOR PROPOSAL 2,
AND IN THE DISCRETION OF THE PROXIES
WITH RESPECT TO ANY OTHER MATTERS
PROPERLY BROUGHT BEFORE THE SHAREHOLDERS     -----------------------------------
AT THE MEETING.                              Signature

                                             -----------------------------------
                                             Signature, if held Jointly


                                             Please date and sign exactly as
                                             name appears on your stock
                                             certificate. Joint owners should
                                             each sign personally. Trustees,
                                             custodians, executors and others
                                             signing in a representative
                                             capacity should indicate the
                                             capacity in which they sign.

                                             Date:                , 1998


                                             -----------------------------------
                                             PLEASE MARK, SIGN, DATE AND RETURN
                                             THIS PROXY CARD PROMPTLY USING THE
                                             ENCLOSED ENVELOPE, WHETHER OR NOT
                                             YOU PLAN TO BE PRESENT AT THE
                                             MEETING. IF YOU ATTEND THE MEETING,
                                             YOU CAN VOTE EITHER IN PERSON OR BY
                                             YOUR PROXY.
                                             -----------------------------------